Q1 2021 Financial results May 13, 2021 EXHIBIT 99.2

FORWARD LOOKING STATEMENTS This presentation contains “forward looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “assume,” “believe,” “could,” “estimate,” “expect,” “guidance,” “may,” “outlook,” “forecast,” “intend,” “project,” “anticipate,” “should,” “plan” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the impact of the COVID-19 pandemic and related measures taken by governmental or regulatory authorities to combat the pandemic, including the impact of the pandemic and these measures on the economies and demand for our products in the states where we sell them, and on our customers, suppliers, labor force, business, operations and financial performance; unpredictable weather and macroeconomic factors that may negatively impact the repair and remodel and new construction markets and the construction industry generally, especially in the state of Florida and the western United States, where the substantial portion of our sales are currently generated, and in the U.S. generally; changes in raw material prices, especially for aluminum, glass and vinyl, including, price increases due to the implementation of tariffs and other trade-related restrictions; our dependence on a limited number of suppliers for certain of our key materials; our dependence on our impact-resistant product lines, which increased with our acquisition of a 75% ownership stake in Eco Enterprises, LLC (the “Eco Acquisition”), and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products; the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, our acquisition of NewSouth and our Eco Acquisition; our level of indebtedness, which increased in connection with our acquisition of NewSouth, and increased further in connection with our Eco Acquisition; increases in bad debt owed to us by our customers in the event of a downturn in the home repair and remodel or new home construction channels in our core markets and our inability to collect such debt; the risks that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits expected from our acquisition of NewSouth and from our Eco Acquisition may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates; increases in transportation costs, including increases in fuel prices; our dependence on our limited number of geographically concentrated manufacturing facilities, which increased further due to our Eco Acquisition; sales fluctuations to and changes in our relationships with key customers; federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations; risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by “hackers” and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended; product liability and warranty claims brought against us; in addition to our acquisition of NewSouth, and our Eco Acquisition, our ability to successfully integrate businesses we may acquire in the future, or that any business we acquire may not perform as we expected when we acquired it; and the other risks and uncertainties discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended January 2, 2021, and our other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. 2

Use of Non-GAAP Financial Measures This presentation and the financial schedules include financial measures and terms not calculated in accordance with U.S. generally accepted accounting principles (GAAP). We believe that presentation of non-GAAP measures such as adjusted net income, adjusted net income per share, and adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this release are provided to give investors access to types of measures that we use in analyzing our results. Adjusted net income consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable investors and analysts to more thoroughly evaluate our current performance as compared to the past performance and provide a better baseline for assessing the Company's future earnings potential. However, these measures do not provide a complete picture of our operations. Adjusted EBITDA consists of net income, adjusted for the items included in the accompanying reconciliation. We believe that adjusted EBITDA provides useful information to investors and analysts about the Company's performance because they eliminate the effects of period-to-period changes in taxes, costs associated with capital investments and interest expense. Adjusted EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the actual funds generated from operations or available for capital investments. Our calculations of adjusted net income and adjusted net income per share, and adjusted EBITDA are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile adjusted net income, adjusted net income per share, and adjusted EBITDA to GAAP net income are included in the financial schedules accompanying this release. Adjusted EBITDA as used in the calculation of the net debt-to-Adjusted EBITDA ratio, consists of our adjusted EBITDA as described above, but for the trailing twelve-month period, adjusted pursuant to the covenants contained in our credit agreements. 3 key Messages 4 Highlights Strong sales contribution of $34M from NewSouth driven by strong growth in the Florida residential market Eco contributed $16 million of sales Florida sales growth momentum expected to continue Operational improvements at Western and accretion from Eco Cost headwinds from labor and materials Pricing increases to take effect the last month of the 2021 second quarter 1. Refer to reconciliation to GAAP.

MARKET PERFORMANCE: LEGACY BUSINESS (SEBU[1] & WEBU[2])

YoY Order Growth, by Month SEBU[1]



-5%
14%
27%
37%
42%
18%
15%
8%
63%
40%
17%
34%
Apr 2020
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan 2021
Feb
Mar

YoY Order Growth, by Month WEBU[2]



-23%
-20%
-12%
-7%
-12%
12%
-17%
-18%
-7%
12%
0%
7%
Apr 2020
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan 2021
Feb
Mar

Legacy Backlog[3] ($M)



GROWTH
2.5X
$ 114
$ 152
$ 198
$ 200
$ 288
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021

Commentary

- Q1'21 total legacy orders up 31% YoY; order entry up 34% in legacy SEBU and 7% in WEBU
- Q1'21 total legacy backlog up 253% YoY driven by
  - 261% increase in legacy SEBU
  - 191% increase in WEBU
- NewSouth retail orders increased 42% YoY in Q1'21; retail backlog of $49M at end of Q1'21, up over 197% YoY

PGT INNOVATIONS INVENT. BUILD. DELIVER.

1. Southeastern Business Unit, excluding Eco; 2. Western Business Unit; 3. Excludes Eco.

5

Strategic Framework for Profitable Growth 01. Drive brand recognition, loyalty and growth with customer-centric innovation 02. Attract and retain talented, dedicated leaders to drive our business 03. Invest in our business and scale our operations to capture increasing long-term demand 04. Strategically allocate free cash flow primarily to support profitable growth 6

Q1 2021 RESULTS Highlights NewSouth sales contribution of $34M Organic sales increased 15% YoY: up 17% in legacy SEBU and up 2% in WEBU Organic growth of 19% YoY in Repair & Remodel and 10% YoY in New Construction Margin challenged by inflation headwinds in labor and materials, partially offset by improved performance at Western Focusing on increasing manufacturing capacities to meet robust demand 7 1. Refer to reconciliation to GAAP.

Balance sheet and Liquidity Update ( as of 4/3/21) Term Loan Senior Notes COMMENTARY Strong balance sheet positions the Company for flexibility and growth Net debt to adjusted EBITDA1 ratio of 2.6x 8 1. Refer to reconciliation to GAAP. 2. Shown at principal value. 3. Net debt is total consolidated funded indebtedness calculated on an all-cash netted basis.

Strong balance sheet Highlights Ended Q1 2021 with net debt of $420 million In Q1 2021, issued $60 million of 6.75% senior notes due in 2026 at 105.5% of principal amount Net debt to trailing 12-month adjusted EBITDA1 ratio approximately 2.6x Proven track record of deleveraging by EBITDA accretion and prepaying debt following acquisitions Net Debt1 and Leverage Ratio2 9 1. Net debt is total consolidated funded indebtedness as of the end of the respective quarter, calculated on an all-cash netted basis. Adjusted EBITDA is calculated in accordance with our credit agreement; refer to reconciliation to GAAP; 2. Leverage ratio defined as net debt divided by trailing-twelve-month adjusted EBITDA; refer to reconciliation to GAAP.

Long-Term Capital Allocation priorities 10

Modeling Assumptions and Guidance for 2021 11 1. Assumes Eco Enterprises at 100% contribution for 11 months; includes estimate for Eco Enterprises non-cash amortization and depreciation which will be updated after valuation complete; 2. Includes issuance of $60M of 6.75% senior notes. 3. Represents our 2020 Adjusted EBITDA from our earnings for 2020 as released on February 24, 2021, which differs from Adjusted EBITDA per our bank covenants used to calculate leverage ratios herein. Refer to reconciliation to GAAP.

12 Why Invest in PGT Innovations

Q&A

Appendix Reconciliation to Adjusted Net Income, Adjusted Net Income per Share-diluted, Adjusted EBITDA, and Adjusted EBITDA per our bank covenants

Reconciliation of GAAP to NON-gaap MEASURES (unaudited - in thousands, except per share amounts) 15

(1) In 2021, represents costs relating to our investment in ECO. In 2020, relates to the acquisition of NewSouth Window Solutions. (2) Represents incremental costs related to the wind-down of our commercial business acquired in the New South acquisition. Of the $4.2 million of these costs, $2.7 million are classified as cost of sales, and $1.5 million are classified as selling, general and administrative expenses in the accompanying condensed consolidated statement of operations for the three months ended April 3, 2021. A portion of these costs may be recoverable through insurance. We completed this wind-down during the first quarter of 2021. (3) Represents costs relating to product line transitions, classified within cost of sales for the three months ended April 4, 2020. (4) Represents incremental costs incurred relating to the coronavirus pandemic, including cleaning and sanitizing costs for the protection of the health of our employees and safety of our facilities, classified within selling, general and administrative expenses for the three months ended April 4, 2020. (5) Calculated using an adjusted EBITDA amount pursuant to the covenants included in our 2016 Credit Agreement due 2022 which includes the EBITDA of our investment in Eco on a proforma trailing twelve-month basis. 16 Reconciliation of GAAP to NON-gaap MEASURES (unaudited - in thousands, except per share amounts) THREE MONTHS ENDED April 3, 2021 AND April 4, 2020

Reconciliation of GAAP to NON-gaap MEASURES (in MILLIONS) 17

Reconciliation of GAAP to NON-gaap MEASURES 18 Represents the total of the adjustments consistent with previously published and publicly available earnings releases as issued by the Company relating to the period for which the total adjustments is presented. Beginning in 2018, the Company updated its reporting of adjusted EBITDA for its publicly issued earnings to exclude non-cash stock-based compensation expense. As such, the total of the adjustments per previously published earnings as presented herein will not agree to the total adjustments as previously issued for periods prior to 2018, as they have been revised as a result of this change in presentation. Calculated in accordance with covenants pursuant to the Company’s then existing credit agreements, which includes adjustments for expected cost savings, operating expense reductions and synergies related to acquisitions, as well as the earnings of acquired entities on a pro forma basis for any pre-acquisition period within the trailing twelve-months relating to the period of the calculation.